Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in VoIP, Inc. and its Subsidiaries 2004 Stock Option Plan's Registration Statement on Form S-8 (SEC File Number 333-122299) of our report dated March 16, 2005 relating to the consolidated financial statements which appear in Voip, Inc.'s and its Subsidiaries Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission and to all references to our firm included in this registration statement.



Berkovits, Lago & Company, LLP
Fort Lauderdale, Florida
March 29, 2005